UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 17, 2005

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603
(Address of principal executive offices)

Registrant's telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

1.	On February 17, 2005, the Organization and Executive Compensation Committee (the “Committee”) of the Board of Directors of Snap-on Incorporated (the “Company”) determined the amount of bonuses payable for 2004 performance to the Company’s executive officers (except for the Chairman, President and Chief Executive Officer) under the Company’s 2001 Incentive Stock and Awards Plan (the “Plan”). The Plan was approved by the Company’s shareholders on April 27, 2001 and the Plan, as amended, was filed as Exhibit 10(b) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002.

The performance objectives for 2004 bonuses were established by the Committee in January 2004 and included both quantifiable financial measures and significant initiatives that are qualitative in nature. The quantifiable financial measures included: corporate revenue and operating income margin; corporate working investment; and new product sales. The qualitative measures included people/process improvements and Lean initiatives. Segment revenue, operating income margin and working investment were included when appropriate. Performance measures for purposes of the award are weighted for each executive officer. Precise percentages for each executive officer vary. Based on the Committee’s assessment of 2004 performance, the named executive officers of the Company listed below will each receive the following 2004 bonus payable in February 2005.

Named Executive Officer	Amount of 2004 Bonus
Alan T. Biland	$312,000
Martin M. Ellen	$278,900
Michael F. Montemurro	$251,400
Nicholas T. Pinchuk	$254,800

2.	The Committee also established objectives for 2005 bonuses payable in 2006 under the Plan to the Company’s executive officers (except for the Chairman, President and Chief Executive Officer). The objectives include both quantifiable financial measures and significant initiatives that are qualitative in nature. The quantifiable financial measures included: corporate operating income margin and corporate working investment. The qualitative measures included strategic business performance drivers. Segment operating income margin and working investment were included when appropriate. Performance measures for purposes of the award are weighted for each executive officer. Precise percentages for each executive officer vary.

3.	The Committee also approved (i) grants of non-qualified stock options to be issued with an effective date of February 18, 2005 and (ii) a long term incentive plan consisting of performance shares and a cash payment, to the Company’s executive officers (other than the Chairman, President and Chief Executive Officer) as set forth below. The stock options will vest at the rate of one-half on the first anniversary of the effective date of the grant and one-half on the second anniversary of the effective date of the grant. Vesting of the Performance Shares at the end of the measurement period will be dependent upon the Company’s performance relative to revenue growth and return on net assets employed before interest and taxes for fiscal years 2005, 2006 and 2007. For performance between the threshold and target levels, the participant will receive cash and performance shares. For performance above the target level, the participant will receive a cash payment.

Name	Number of Stock Options	Number of Performance Shares
Alan T. Biland	14,000	4,000
Martin M. Ellen	40,000	11,000
Michael F. Montemurro	30,000	9,000
Nicholas T. Pinchuk	35,000	10,000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: February 23, 2005	By:	/s/ Susan F. Marrinan
Susan F. Marrinan, Vice President, Secretary and Chief Legal Officer

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